SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – February 14, 2014

(Date of earliest event reported)

honeywell international inc.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY	07962-2497
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Incentive Compensation Plan

           At its February 14, 2014 meeting, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of Honeywell International Inc. (“Honeywell” or the “Company”) reviewed and approved the 2014 corporate short-term financial objectives that will be used, together with other factors described below, to determine the 2014 annual incentive compensation that will be payable in the first quarter of 2015 to executives under Honeywell’s Incentive Compensation Plan for Executive Employees (“Incentive Compensation Plan”). The amount of any payments under the Incentive Compensation Plan are capped based on a percentage of the Company’s consolidated earnings, as fully described in the Company’s shareowner-approved 2011 Incentive Compensation Plan for Executive Employees. The selected financial metrics are earnings per share (“EPS”), free cash flow (“FCF”) and working capital turns (“WCT”). EPS is stated as a target range determined on a proforma basis which excludes the impact of any pension mark-to-market adjustment. FCF is defined as cash flow from operations less capital expenditures prior to any NARCO Trust establishment payments, cash pension contributions and cash taxes related to the sale of available for sale investments. WCT is defined as sales divided by working capital (in each case, excluding the impact of current year acquisitions), calculated based on a 13-month rolling average. Working capital is defined as trade accounts receivable plus inventory less accounts payable and customer advances.

          2014 annual incentive awards will be paid from a pool that will be funded based in part upon the achievement of the following corporate financial objectives:

Metric	Target

EPS	$5.35 - $5.55
FCF	$3.914 Billion
WCT	7.2 Turns

          In setting bonus pools and/or determining actual awards at the end of 2014, the Committee will also consider other key performance measures and relevant factors necessary to ensure that the results against the three financial goals are viewed in context and to recognize individual performance. These supplemental criteria include (i) other financial metrics (such as year-over-year variance in segment profit, segment margin expansion, and revenue), quality of earnings, relative performance of the Company’s operating segments or business units, relevant industry and economic conditions, performance compared to a peer group of companies, and Incentive Compensation Plan payout levels relative to award levels and performance in prior years, (ii) achievement of individual management objectives aligned with the Honeywell Initiatives and (iii) demonstrated leadership behaviors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2014	HONEYWELL INTERNATIONAL INC.

By:  /s/ Jeffrey N. Neuman

Jeffrey N. Neuman

Vice President, Corporate Secretary and

Deputy General Counsel